UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 8, 2012

(Date of earliest event reported)

ITT Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

(914) 641-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2012, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of ITT Corporation (the “Company”) approved base salaries for 2012 and long-term incentive opportunities for the individuals expected to be named executive officers in the Proxy Statement for our 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”). All decisions with respect to compensation for Denise L. Ramos, Chief Executive Officer and President, were made solely by the Committee. Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2012 Annual Meeting.

Base Salaries for 2012

The Committee approved new annual base salaries, effective March 1, 2012, for the named executive officers as follows: Ms. Denise L. Ramos, $850,000; Mr. Aris C. Chicles, $420,000, Mr. Thomas M. Scalera $400,000, Mr. Robert J. Pagano, $400,000, and Mr. Munish Nanda, $340,000.

Annual Incentive Awards and Opportunities

For 2011, the named executive officers participated in the Company’s Annual Incentive Plan for Executive Officers (the “AIP”) approved by ITT Corporation’s shareholders in 2008. Amounts to be paid under the AIP are based on the financial performance of the Company and its businesses during the performance year as compared with the annual performance goals established and approved by the Committee at the beginning of the performance year. Under the AIP, the Committee has the authority to modify the awards using negative discretion to reflect individual performance in accordance with the terms of the AIP. The Committee also may award supplemental bonus payments separate from the AIP in its discretion in recognition of additional performance factors.

As previously disclosed, on October 31, 2011, the Company completed the spin-off of Exelis Inc., the Company’s Defense & Information Solutions business, and Xylem Inc., the Company’s water-related businesses (the “Spin-off,” and the Company until the Spin-off, the “pre-Spin-off Company”). Because of this, AIP performance results for the first ten months of 2011 (the “Pre-Spin Period”) were measured against performance goals established for the pre-Spin-off Company at the beginning of 2011, while AIP performance results for the last two months of 2011 (the “Post-Spin Period”) were measured against performance goals for the Company established and approved by the Committee following the Spin-off.

For performance year 2011 the approved annual performance goals for the Pre-Spin Period for Ms. Ramos and Messrs. Chicles and Scalera were based 50% on Sum of Value Center Operating Income, 30% on Sum of Value Center Operating Cash Flow and 20% on Sum of Value Center Revenue for the pre-Spin-off Company. The approved annual performance goals for the Post-Spin Period for Ms. Ramos and Messrs. Chicles and Scalera were based 50% on Sum of Segment Operating Income, 30% on Sum of Segment Operating Cash Flow and 20% on Sum of Segment Revenue for the Company. For performance year 2011 the approved annual performance goals for the Pre-Spin Period for Messrs. Nanda and Pagano were based 50% on Sum of Value Center Operating Income and 15% on Revenue, 20% on Operating Free Cash Flow and 15% on Operating Margin for their respective segments of the pre-Spin-off Company. The approved annual performance goals for the Post-Spin Period for Messrs. Pagano and Nanda were based 50% on Sum of Segment Income and 15% on Revenue, 20% on Operating Free Cash Flow and 15% on Operating Margin for their respective segments of the Company. The 2011 annual performance goals encouraged focus on total enterprise performance. Additionally, the Committee established individual award targets which varied by position as a percentage of base salary, with the award targets for the Chief Executive Officer and the other named executive officers ranging from a minimum of 50% to a maximum of 100%. Actual payment under the AIP for 2011 could range from 0-200% of the target. On March 8, 2012, the Committee approved the following 2011 payments under the AIP for the named executive officers: Ms. Ramos, $687,500; Mr. Chicles, $303,500; Mr. Scalera, $151,800; Mr. Pagano, $201,100 and Mr. Nanda, $214,100.

2012 Long Term Incentive Awards and Opportunities

For the named executive officers, the ITT Corporation Long-Term Incentive Program total award value is determined individually based on the competitive market, individual performance and business performance and is allocated as follows: 1/3 of the award in target cash based on total shareholder return; 1/3 of the award in non-qualified stock options and 1/3 of the award in restricted stock unit awards.

Stock-Based Awards

Effective March 8, 2012, the Committee approved the following stock option grants to the named executive officers under the ITT Corporation 2011 Omnibus Incentive Plan approved by the Company’s shareholders in 2011 (the “2011 Plan”): Ms. Ramos, 115,865; Mr. Chicles, 26,025; Mr. Scalera, 24,785; Mr. Pagano, 16,525; and Mr. Nanda, 14,045. The exercise price of the options is $22.80 per share based on the closing price of the Company’s common stock on March 8, 2012. The options granted to Ms. Ramos and Messrs. Chicles, Scalera, Pagano and Nanda will vest and become exercisable three years from the date of grant. The term for all options is ten years. Each of the options also provides for accelerated vesting upon change in control events that are defined in the 2011 Plan, and vesting on a pro rata basis upon retirement. Unvested options under this award expire upon termination of employment for cause or due to resignation.

Effective March 8, 2012, the Committee approved the following restricted stock unit awards to the named executive officers under the 2011 Plan: Ms. Ramos, 41,153; Mr. Chicles, 9,243; Mr. Scalera, 8,803; Mr. Pagano, 5,869; and Mr. Nanda, 4,988. The restricted stock unit awards granted to the named executive officers will vest three years from the date of grant. These restricted stock unit awards provide for accelerated vesting upon change in control events that are defined in the 2011 Plan and vest on a pro rata basis upon retirement. Unvested restricted stock unit awards under this award expire upon termination of employment for cause or due to resignation.

Total Shareholder Return Awards

The 2011 Plan also authorizes performance awards to be made to key employees of the Company at the discretion of the Committee. Awards granted under the plan are expressed as target cash awards and are based on total shareholder return over the performance period (“TSR Awards”).

The 2011 Plan provides that the Committee shall determine the size and frequency of awards, performance measures, performance goals and performance periods. Payment, if any, of target cash awards generally will be made at the end of the applicable performance period and are based on the Company’s performance as compared with the performance measures approved by the Committee prior to the performance period. Payment, if any, of awards may be made in whole or in part, at the discretion of the Committee.

On March 8, 2012, the Committee granted TSR Awards under the LTIP for the three-year period beginning January 1, 2012 to the named executive officers as follows: Ms. Ramos, $935,000; Mr. Chicles, $210,000; Mr. Scalera, $200,000; Mr. Pagano, $133,300; and Mr. Nanda, $113,300. The ultimate value, if any, of each of these awards will be determined in accordance with the established performance measurement formula for the target awards granted in 2012. The award amounts set forth above would be the amounts earned and payable if the TSR Awards results in payment at the 100% level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2012	ITT CORPORATION (Registrant)

	By:	/s/ Burt M. Fealing
Name: Burt M. Fealing
Title: Senior Vice President, General Counsel and
Secretary